UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2022

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NUAN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed, Nuance Communications, Inc., a Delaware corporation (“Nuance” or the “Company”), entered into an Agreement and Plan of Merger, dated as of April 11, 2021, (the “Merger Agreement”), with Microsoft Corporation, a Washington corporation (“Parent”), and Big Sky Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent. On March 4, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each of the Company’s issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”) (other than Shares (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries and (iii) held by stockholders who have neither voted in favor of adoption of the Merger Agreement nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL, in each case immediately prior to the Effective Time), was cancelled and automatically converted into the right to receive from Parent $56.00 in cash per Share (the “Merger Consideration”), without interest.

Nuance employees (including the named executive officers) and non-employee directors held various Share-based equity awards, including time-vesting and performance-vesting restricted stock units, deferred stock units and stock options. At the Effective Time, and as more fully described in the Merger Agreement, vested awards held by Nuance employees were cancelled and automatically converted into the right to receive the Merger Consideration and unvested awards held by Nuance employees were generally converted into awards of Parent. For administrative convenience, the vesting of certain awards held by Nuance employees that were eligible to vest prior to May 31, 2022 was accelerated as of immediately prior to the Effective Time, and the awards were treated as vested Company Stock-Based Awards under the Merger Agreement. For additional information about the treatment of the foregoing awards, please see Nuance’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, which is incorporated herein by reference.

ITEM 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, the Company and U.S. Bank Trust Company, National Association (the “Convertible Notes Trustee”), entered into (i) a First Supplemental Indenture (the “1.00% Debentures Supplemental Indenture”), dated as of March 4, 2022, which supplements the Indenture, dated as of December 7, 2015 (as supplemented by the 1.00% Debentures Supplemental Indenture, the “1.00% Debentures Indenture”), by and between the Company and the Convertible Notes Trustee, governing the Company’s 1.00% Senior Convertible Debentures due 2035 (the “1.00% Convertible Debentures”), of which approximately $102.4 million aggregate principal amount was outstanding on March 3, 2022 and (ii) a First Supplemental Indenture (the “1.25% Notes Supplemental Indenture” and, together with the 1.00% Debentures Supplemental Indenture, the “Supplemental Indentures”), dated as of March 4, 2022, which supplements the Indenture, dated as of March 17, 2017 (as supplemented by the 1.25% Notes Supplemental Indenture, the “1.25% Notes Indenture” and, together with the 1.00% Debentures Indenture, the “Indentures”), by and between the Company and the Convertible Notes Trustee, governing the Company’s 1.25% Senior Convertible Notes due 2025 (the “1.25% Convertible Notes” and, together with the 1.00% Convertible Debentures, the “Convertible Notes”), of which approximately $261.4 million aggregate principal amount was outstanding on March 3, 2022.

The Supplemental Indentures provide that, from and after the date of the Supplemental Indentures, the right to convert each $1,000 principal amount of the Convertible Notes will be changed into a right to convert such principal amount of the Convertible Notes into $56.00 in cash in respect of each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), into which the Convertible Notes would otherwise be convertible, which will be $2,321.6256 per $1,000 principal amount of 1.00% Convertible Debentures and

$2,844.5592 per $1,000 principal amount of 1.25% Convertible Notes. However, if a conversion occurs on or after the effective date of the Merger, and on or prior to the close of business on the business day immediately prior to April 1, 2022 (the “Fundamental Change Repurchase Date”), pursuant to Section 10.05 of the Indentures, holders shall be entitled to receive, upon conversion, $2,321.9504 per $1,000 principal amount of 1.00% Convertible Debentures and $2,863.9184 per $1,000 principal amount of 1.25% Convertible Notes.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the 1.00% Debentures Supplemental Indenture and 1.25% Notes Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, hereto and incorporated into this Item 1.01 by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company repaid all outstanding borrowings under the Revolving Credit Agreement, dated as of February 4, 2021, among the Company, as borrower, the lenders party thereto and Barclays Bank PLC, as administrative agent (the “Existing Revolving Credit Facility”) and terminated the revolving credit commitments thereunder. Upon such repayment and termination all security interests under the Existing Revolving Credit Facility were automatically and irrevocably released and discharged.

Information in Item 8.01 as to the satisfaction and discharge of the indenture governing the 5.625% Senior Notes due 2026 (CUSIP No. 67020Y AQ3) (the “5.625% Senior Notes”) is incorporated by reference into this Item 1.02.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which was filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on April 13, 2021 and which is incorporated into this Item 2.01 by reference.

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.

The consummation of the Merger constitutes a Fundamental Change and a Non-Stock Change of Control under each Indenture (each, as defined in the applicable Indenture). The effective date of each such Fundamental Change and Non-Stock Change of Control is March 4, 2022, the date of the consummation of the Merger. Accordingly, following the Merger, each holder of the Convertible Notes has the right to (i) convert its Convertible Notes into $56.00 in cash in respect of each share of the Company Common Stock into which the Convertible Notes would have otherwise been convertible, or (ii) require that the Company repurchase such holder’s Convertible Notes for cash at a repurchase price equal the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date. In addition, as a result of the Non-Stock Change of Control, holders of the Convertible Notes who convert their Convertible Notes at any time on or after the effective date of the Merger, and on or prior to the close of business on the business day immediately prior to the Fundamental Change Repurchase Date, shall be entitled to convert their Convertible Notes at an increased conversion rate entitling such holders to receive, upon conversion, $2,321.9504 per $1,000 principal amount of 1.00% Convertible Debentures and $2,863.9184 per $1,000 principal amount of 1.25% Convertible Notes.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and, as a result, trading of the Shares on NASDAQ has been halted prior to the opening of NASDAQ on the Closing Date. The Company requested NASDAQ to file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

ITEM 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of Lloyd Carney, Mark Benjamin, Daniel Brennan, Thomas Ebling, Bob Finocchio, Laura Kaiser, Michal Katz, Mark Laret, and Sanjay Vaswani resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective immediately following the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Keith R. Dolliver and Benjamin O. Orndorff, who constituted the directors of Merger Sub as of immediately prior to the Effective Time, became the initial directors of the surviving corporation, and such directors shall hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors have been duly elected or appointed and qualified.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s certificate of incorporation was amended and restated in its entirety and (ii) the bylaws of Merger Sub became the bylaws of the Company, each in accordance with the terms of the Merger Agreement and the DGCL.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

ITEM 8.01.	Other Events

On March 3, 2022, the Company issued a conditional notice of full redemption (the “Conditional Notice of Full Redemption”) pursuant to the indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Senior Notes Indenture”), between the Company and U.S. Bank National Association, as trustee, governing its 5.625% Senior Notes announcing that it intends to redeem all of its outstanding 5.625% Senior Notes on April 2, 2022 (such date, the “Redemption Date”) at a redemption price equal to 102.813% of the principal amount of the 5.625% Senior Notes, plus accrued and unpaid interest thereon, to, but not including, the Redemption Date. The Conditional Notice of Full Redemption is conditioned on the consummation of the Merger pursuant to the Merger Agreement. In connection with the closing of the Merger, the condition was satisfied on March 4, 2022.

The redemption is being made solely pursuant to the Conditional Notice of Full Redemption, which was delivered to the holders of the 5.625% Senior Notes by U.S. Bank Trust Company, National Association, the trustee under the Senior Notes Indenture. This Current Report on Form 8-K does not constitute a notice of redemption of the 5.625% Senior Notes.

In connection with the redemption, on March 4, 2022, the Company satisfied and discharged all of their remaining obligations under the Senior Notes Indenture in accordance with its terms, and have placed funds sufficient for the redemption payments into trust for the benefit of the holders of the 5.625% Senior Notes pending the redemptions scheduled to occur on the Redemption Date.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 11, 2021, by and among Nuance Communications, Inc., Microsoft Corporation and Big Sky Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Nuance Communications, Inc.’s Current Report on Form 8-K filed with the SEC on February 24, 2021).

3.1	Amended and Restated Certificate of Incorporation of Nuance Communications, Inc.

3.2	Amended and Restated Bylaws of Nuance Communications, Inc.

4.1	First Supplemental Indenture, dated as of March 4, 2022, between Nuance Communications Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of March 4, 2022, between Nuance Communications Inc. and U.S. Bank Trust Company, National Association, as trustee.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 4, 2022	By:	/s/ Keith R. Dolliver
Keith R. Dolliver President and Treasurer